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                                                                     EXHIBIT 5.1



                                 July __, 1998



AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111


     Re:  AMB Property Corporation
          Registration Statement on Form S-11
          (Registration Statement No. 333-52231)
          --------------------------------------


Ladies and Gentlemen:

     We have served as Maryland counsel to AMB Property Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law
arising out of the registration of 4,600,000 shares of   % Series A Cumulative
Redeemable Preferred Stock of the Company, par value $.01 per share (including
600,000 shares of   % Series A Cumulative Redeemable Preferred Stock which the underwriters have the option to purchase to cover over-allotments, if any) (the "Shares"), covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;
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AMB Property Corporation
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     2.   The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the
"SDAT");

     3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") or a duly authorized committee thereof, relating to the sale, issuance and registration of the Shares, certified as of a recent date by an officer of the Company (the "Resolutions");

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     6. A certificate executed by an officer of the Company, dated as of a recent date;

     7.   An unexecuted copy of Articles Supplementary for   % Series A
Cumulative Redeemable Preferred Stock of the Company (the "Articles Supplementary"), provided to us by Latham & Watkins, counsel to the Company; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
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AMB Property Corporation
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     4.   All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

     5. The Articles Supplementary will be duly approved, executed and properly filed with and accepted for record by the SDAT prior to the sale or issuance of the Shares.

     6.   The form of certificate representing a share of   % Series A
Cumulative Redeemable Preferred Stock of the Company, when issued, will be in accordance with the Maryland General Corporation Law.

     7. The issuance and certain terms of the Shares to be issued by the Company from time to time will be approved by the Board of Directors of the Company, or a duly authorized Committee thereof, in accordance with the Maryland General Corporation Law (with such approval referred to herein as the "Corporate Proceedings").

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of the Corporate Proceedings relating to the Shares, the Shares will be duly authorized and, when and if delivered in accordance with the Resolutions and any other
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AMB Property Corporation
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resolutions of the Board of Directors, or a duly authorized committee of the
Board of Directors authorizing their issuance, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your submission to the Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                        Very truly yours,